Exhibit 10.92

FIRST SUPPLEMENTAL INDENTURE

This First Supplemental Indenture (this “Supplemental Indenture”) is dated as of February 26, 2010 and made by and among Alion-IPS Corporation, a Virginia corporation (“IPS”), Washington Consulting Government Services, Inc., a Virginia corporation (“WCGS”), Alion Canada (US) Corporation, a Delaware corporation (“ACUS” and, with WCGS and IPS, the “Additional Subsidiary Guarantors”), Alion Science and Technology Corporation, a Delaware corporation (the “Company”), and Wilmington Trust Company, (or its permitted successor), as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company and the Subsidiary Guarantors party thereto have heretofore executed and delivered to the Trustee an indenture, dated as of February 8, 2007, as amended, supplemented or otherwise modified from time to time (the “Indenture”), providing for the issuance of the Company’s 101/4% Senior Notes due 2015 (the “Securities”);

WHEREAS, the Company desires to cause the Additional Subsidiary Guarantors to execute and deliver this Supplemental Indenture and to cause the Additional Subsidiary Guarantors to Guarantee the Securities on the terms and subject to the conditions set forth in Article 10 of the Indenture;

WHEREAS, the Additional Subsidiary Guarantors each find that it in is their respective interests and accordingly each desires to Guarantee the Securities on the terms and subject to the conditions set forth in Article 10 of the Indenture and to execute and deliver this Supplemental Indenture; and

WHEREAS, pursuant to Section 9.01(4) of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Additional Subsidiary Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1. Capitalized Terms. Capitalized terms used herein (including the preamble and the recitals hereto) without definition shall have the meanings assigned to them in the Indenture.

2. Agreement to Guarantee. In accordance with the terms of Article 10 of the Indenture, the Additional Subsidiary Guarantors each unconditionally and irrevocably guarantees, jointly and severally, to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns the Guaranteed Obligations on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all applicable provisions of the Indenture and the Securities and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.

3. Notices. All notices or other communications as to the Additional Subsidiary Guarantors shall be given as provided in Section 11.02 of the Indenture.

4. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all aspects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

5. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6. Multiple Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture.

7. Effect of Headings. The headings of Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

8. Trustee. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

[Signatures follow on next page.]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: February 26, 2010

Alion-IPS Corporation

By: /s/ Joshua J. Izenberg

Name: Joshua J. Izenberg
Title: Secretary

Washington Consulting Government
Services, Inc.

By: /s/ Joshua J. Izenberg

Name: Joshua J. Izenberg
Title: Secretary

Alion Canada (US) Corporation

By: /s/ Joshua J. Izenberg

Name: Joshua J. Izenberg
Title: Secretary

Alion Science and Technology Corporation

By: /s/ Michael J. Alber

Name: Michael J. Alber
Title: Chief Financial Officer

Wilmington Trust Company,
as Trustee

By: /s/ Christopher J. Slaybaugh

Name: Christopher J. Slaybaugh
Title: Assistant Vice President

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